UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement
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☐	6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

The Mills Corporation
(Name of Registrant as Specified In Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email to employees of The Mills Corporation distributed on February 13, 2007:

This morning, we announced that The Mills has received a definitive offer from Simon Property Group and Farallon Capital Management to acquire our company for $24 per share in cash by means of a tender offer for all outstanding shares of The Mills common stock. The Mills’ Board of Directors has unanimously determined that the Simon/Farallon offer constitutes a “Superior Competing Transaction” as defined in the Brookfield Merger Agreement in that it is more favorable to The Mills’ shareholders than the Brookfield merger.

Accordingly, the Board of Directors has authorized The Mills to terminate the merger agreement with Brookfield, and to enter into a definitive agreement with the Simon/Farallon group unless, within three business days, Brookfield agrees to amend our current merger agreement to be superior to the Simon and Farallon offer. We are ready and willing to negotiate such an amendment to the Brookfield merger agreement.

Please remember that the Simon/Farallon bid is a step, but not necessarily the final step, in the strategic alternative process. You may have recently watched as a back and forth series of offers were made for Equity Office Properties. There was a series of offers and counter offers, and although many financial pundits "knew" how it would end--nobody knew anything--until it was over. We’re in the same boat--we have to wait to see how things unfold, even as investors and the media spin their likely tales of certain knowledge. Right now, the Brookfield merger agreement remains in place; we will keep you apprised of future developments.

I recognize that we continue to work in uncertain times but I again ask you to remain focused on your job as we see how matters unfold. Please know that I continue to appreciate your dedication to the company. As always, should you receive any media inquiries, please direct them to Ken Volk / 301-968-6390 in Corporate Communications.

Sincerely,

Mark Ordan CEO and President The Mills Corporation

Forward-Looking Statements

Statements in this press release that are not historical – including, among other things, as to the expected timing of the completion and financial benefits of both the proposed merger with Brookfield and the transaction contemplated by the offer received from Simon and Farallon – may be deemed forward-looking statements within the meaning of US federal securities laws or forward-looking information within the meaning of Canadian Provincial securities laws. Although The Mills believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transaction will be completed and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from any transaction are subject to certain risks and uncertainties, including required approvals or acceptances of or by The Mills’ stockholders and regulatory agencies, the other conditions to the completion of any such transaction, the possibility that the anticipated benefits of any such transaction cannot be fully realized or may take longer to realize than expected, and other risk factors relating to The Mills business and its industry as detailed from time to time in The Mills’ reports filed with the SEC. The Mills undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to The Mills’ various filings with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10 K, for a discussion of such risks and uncertainties.

Important Information

The Mills and Brookfield have stated that they intend to file a proxy statement/prospectus with the U.S. Securities and Exchange Commission, or the SEC, in connection with the proposed acquisition by Brookfield. Stockholders of The Mills are urged to read the proxy statement/prospectus when and if it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement/prospectus as well as other filings containing information about The Mills and the merger, if and when available, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, copies of the proxy statement/prospectus and other filings containing information about The Mills and the merger can be obtained, when available without charge, by directing a request to The Mills Corporation, Attention: Investor Relations, 5425 Wisconsin Avenue, Suite 500, Chevy Chase, Maryland 20815, by phone at (301) 968-8367, or on The Mills’ Internet site at http://www.themills.com.

The Mills and its officers and directors may be deemed to be participants in the solicitation of proxies from The Mills’ stockholders in connection with the proposed merger transaction with Brookfield. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the definitive proxy statement/prospectus and other relevant documents that The Mills intends to file with the SEC in connection with the scheduled special meeting of its stockholders.

Investors should read the proxy statement/prospectus carefully if and when it becomes available before making any voting or investment decisions.

If The Mills accepts the Simon/Farallon offer and terminates the Brookfield merger agreement, then The Mills would expect to file a solicitation/recommendation statement with the SEC in connection with the tender offer contemplated by the Simon/Farallon offer, and, if required, to file a proxy statement or information statement with the SEC in connection with the merger contemplated by the Simon/Farallon offer. Investors and security holders are strongly advised to read these documents if and when they become available because they will contain important information about the tender offer and the proposed merger. Stockholders would be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement as well as other filings containing information about Mills, the tender offer and the merger, if and when available, without charge, at the SEC’s Internet site (http://www.sec.gov). In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about The Mills, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to The Mills Corporation, Attention: Investor Relations, 5425 Wisconsin Avenue, Suite 500, Chevy Chase, Maryland 20815, by phone at (301) 968-8367, or on The Mills’ Internet site at http://www.themills.com.